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                                                                    EXHIBIT 23.3


November 19, 2002

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to Cooper Industries, Ltd.'s Dividend Reinvestment and Stock Purchase Plan of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Item 3. Legal Proceedings" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" included in Annual Report on Form 10-K of Cooper Industries, Inc. for the year ended December 31, 2001, and in Note 3 to its consolidated financial statements for the year ended December 31, 2001 and also under "Part I; Item 1. Financial Statements; Note 12. Asbestos Liabilities" included in the Quarterly Report on Form 10-Q of Cooper Industries, Ltd. for the quarter ended September 30, 2002.

Sincerely,

/s/ Charles Bates, Ph.D.
President and Senior Partner
BATES WHITE & BALLENTINE, LLC